Exhibit 5.1

April 23, 2018

Valeritas Holdings, Inc.

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

RE:                           Valeritas Holdings, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to Valeritas Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Additional Registration Statement”), pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), relating to the registration and sale of up to $4,548,250 of shares (the “Additional Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Additional Registration Statement incorporates the Registration Statement on Form S-1 (File No. 333-223903) (the “Original Registration Statement”) originally filed with the Commission on March 26, 2018, as amended, and the related prospectus included therein (the “Prospectus”). The Additional Shares are to be sold by the Company as described in the Original Registration Statement and the Prospectus.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Additional Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company in the manner contemplated by the Underwriting Agreement among the Company and the underwriters named therein, a form of which was filed as Exhibit 1.1 to the Original Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Additional Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Original Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP